UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 11, 2007 (July 5, 2007)

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2817 Forest Lane, Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 484-3662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement
          On July 5, 2007 the registrant reached a definitive agreement to sell its Corporate Headquarters in Dallas, Texas to the Texas Department of Transportation for a cash purchase price of $1,299,900. Additionally, the registrant announced its agreement with 11311 Reeder Road Holdings, LP to purchase over 3 acres with showroom and office facilities totaling 17,962 square feet for $3,000,000, of which $551,557 will be paid in cash.
          The sale of the registrant’s headquarters is expected to close sometime in the third quarter of 2007 and the purchase of its new property is expected to close in the fourth quarter of 2007. By agreement with the Texas Department of Transportation, the registrant will continue to occupy its current facility until January of 2008.
Item 9.01 Financial Statements and Exhibits.
Exhibits
10.1 Sale agreement dated executed July 5, 2007 by and between DGSE Companies, Inc. and Texas Department of Transportation
10.2 Purchase agreement dated July 5, 2007 by and between DGSE Companies, Inc. and 11311 Reeder Road Holdings, LP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.
Date: July 11, 2007	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman & Chief Executive Officer